Exhibit 99.1

Selectica Announces 4th Quarter and Fiscal-Year 2015 Financial Results

Execution of strategic plan on track

SAN MATEO, CA June 10th 2015 — Selectica, Inc. (NASDAQ: SLTC), a leading provider of supply management and enterprise contract lifecycle management applications from source to pay, and configuration solutions today announced financial results for its fourth quarter and fiscal year ended March 31, 2015.

FY2015 Financial Highlights:

●

GAAP revenue was $20.9 million in FY 2015, compared to $15.8MM in FY 2014, an increase of 32%. Non-GAAP revenue increased 41% from $15.8 million to $22.3 million. The difference between GAAP and Non-GAAP revenue is due to the Iasta purchase accounting deferred revenue adjustment.

●

GAAP gross profit percentage decreased from 46% in FY2014 to 41% in FY2015. Non-GAAP gross profit percentage increased from 46% in FY2014 to 47% in FY2015. The difference between GAAP and Non-GAAP gross profit is due to the Iasta purchase accounting deferred revenue adjustment and the amortization of intangibles.

●	Deferred revenues increased 47% from $5.7 million in FY2014 to $8.4 million in FY2015.

●	Billings increased 73% from $13.6 million in FY2014 to $23.6 million in FY2015. Billings, a non-GAAP measure, are defined as revenues plus the change in deferred revenues.

Q4 and FY2015 Financial Measures:

Q4’15 GAAP Financial Measures	Q4	Q3	Q4	Change	Change			Change
(in thousands, except per share amounts)
	FY 2015	FY 2015	FY 2014	Q/Q	Y/Y	FY 2015	FY 2014	Y/Y

Revenue	$5,929	$5,984	$3,541	(1%)	67%	$20,877	$15,789	32%
Gross profit	$2,234	$3,082	$969	(28%)	131%	$8,574	$7,228	19%
Gross profit percentage	38%	52%	27%	(14 pts)	11 pts	41%	46%	(5 pts)
Net Loss	$(4,253)	$(3,843)	$(3,168)	11%	34%	$(13,746)	$(8,179)	68%
EPS	$(0.53)	$(0.49)	$(1.89)	$(0.04)	$1.36	$(1.89)	$(2.13)	$0.24

Non-GAAP Financial Measures	Q4	Q3	Q4	Change	Change			Change
(in thousands, except per share amounts)
	FY 2015	FY 2015	FY 2014	Q/Q	Y/Y	FY 2015	FY 2014	Y/Y

Revenue	$6,085	$6,316	$3,541	(4%)	72%	$22,328	$15,789	41%
Gross profit	$2,392	$3,573	$(969)	(33%)	(347%)	$10,025	$7,228	39%
Gross profit percentage	39%	57%	(27%)	(18 pts)	66 pts	45%	46%	(1 pts)
Net Loss	$(1,790)	$(2,482)	$(2,940)	(28%)	(39%)	$(9,605)	$(7,785)	23%
EPS	$(0.22)	$(0.32)	$(0.64)	$0.10	$0.42	$(1.32)	$(2.03)	$0.71
Billings	$6,227	$7,209	$3,199	(14%)	95%	$23,560	$13,613	73%

“Since joining Selectica eighteen months ago, the executive team architected a strategic plan to become a leader in Supply Management and Enterprise Contract Lifecycle Management. In fiscal year 2015, this strategy has come to fruition with the integration of Iasta into Selectica and the pending closure of the b-pack acquisition,“ said Patrick Stakenas, CEO and President of Selectica. “This is a tremendously exciting time for me to lead Selectica as delivery on our strategic roadmap is on track, the re-launch of our sales organization is complete, and the business is now positioned to deliver results. I’m very optimistic as I look ahead at our pipeline, full suite of products and high performing team.”

FY 2015 Business Highlights:

●

In Q2 FY 2015 Completed acquisition and Integration of Iasta, an industry leading SaaS-based sourcing and spend management solutions company focused on providing strategic sourcing, business intelligence, spend analysis, supplier management, and contract management technology.

●

In Q2 FY 2015, Selectica hosted its first Contract Lifecycle Management and Supply Management Customer User Conference. The successful event spanned over three days and included 60+ attendees across more than 35 companies.

●

In Q3 FY 2015, Selectica launched SmartSource Cloud, the Company’s latest solution that intelligently blends eSourcing, Supplier Information Management and Spend Analytics. Its powerful analytic information is integrated directly into the sourcing application that ensures maximum user adoption driving better decision-making and impacts to an enterprise’s bottom line. SmartSource Cloud was designed and architected from the ground up to be the best strategic sourcing product on the market.

●

In Q4 of FY 2015, announced agreement to acquire b-pack, a global leader in purchase-to-pay software and services. The acquisition is expected to close in early Q2 FY 2016, and provides complementary solutions to Selectica’s current offerings and go-to-market strategy to provide upstream and downstream supply management solutions.

●	In Q4 FY 2015, Selectica was acknowledged as a Visionary in the Magic Quadrant for Strategic Sourcing Application, published by Gartner.

●

During the fiscal year added 35+ new corporate brands to the customer portfolio, including major multinational corporate customers across numerous business verticals, including pharmaceuticals, retail, transportation (airlines), packaged foods, soft drinks, consulting, business analytics + consulting, medical devices, networking/telecommunications, regulated utilities and shipping.

June 10, 2015 Conference Call & Webcast:

A conference call and webcast will be held today at 5:00 p.m. EDT to review these results. Interested parties may participate via conference call and webcast; more details:

Participant Conference Call Numbers:

●	Toll-Free: 1-877-407-0789

●	Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=114749

Related: http://www.selectica.com/investors

Supporting Resources

Selectica “Social Contracting” blog
Selectica on LinkedIn
Selectica on Twitter
Selectica on Facebook
Selectica on YouTube
Selectica guides & misc. resources

About Selectica, Inc.

Selectica, Inc. (NASDAQ: SLTC), is a leading provider of enterprise contract management, supply management, and configuration solutions. Since 1996, Selectica has helped global companies actively manage their contracts throughout the sales, procurement, and legal life cycle. Selectica’s contract lifecycle management, strategic sourcing, and purchasing solutions drive business value by assisting organizations in managing contracts profitably, effectively accelerating revenue opportunities, and minimizing risk through compliance. Our patented technology assists customers across a myriad of industries including high-tech, telecommunications, manufacturing, healthcare, and financial services—to accelerate and streamline contract management, sales processes, spend analysis, procurement intelligence, sourcing, and supplier lifecycle management. Selectica also provides a powerful configuration engine, which Fortune 500 companies use to accelerate revenue by facilitating the right combination of products, services, and price. More information, visit: www.selectica.com and www.iasta.com.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income, and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section titled “GAAP to Non-GAAP Reconciliations” of the accompanying “Condensed Consolidated Statements of Operations” table, and, separately, in the accompanying table titled “Billings Reconciliation.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise been recorded by the acquired entity, while our non-GAAP gross profit excludes the amortization of intangibles that occurred due to the acquisition of the entity.

Forward-looking Statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica's products and services, risks of losing key personnel or customers, protection of the company's intellectual property and government policies and regulations, including, but not limited to those affecting the company's industry. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Contacts

Investor Relations:

Budd Zuckerman
+1.303.415.0200
bzuckerman@genesisselect.com

Media Relations:

Rose Lee
Selectica
+1.650.532.1590
pr@selectica.com

SELECTICA, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2015	2014	2015	2014

Revenues:
Recurring revenues	$4,812	$2,933	$16,207	$12,210
Non-recurring revenues	1,117	608	4,670	3,579
Total revenues	5,929	3,541	20,877	15,789

Cost of revenues:
Cost of recurring revenues	1,311	823	5,026	2,823
Cost of non-recurring revenues	2,384	1,749	7,277	5,738
Total cost of revenues	3,695	2,572	12,303	8,561

Gross profit:
Recurring gross profit	3,501	2,110	11,181	9,387
Non-recurring gross profit	(1,267)	(1,141)	(2,607)	(2,159)
Total gross profit	2,234	969	8,574	7,228

Operating expenses:
Research and development	804	704	3,373	2,843
Sales and marketing	2,853	2,059	12,697	8,313
General and administrative	1,347	1,348	7,073	4,984
Acquisition related costs	1,033	-	1,715	-
Impairment of software development costs	340	-	340	-
Restructuring costs	-	-	-	227
Total operating expenses	6,377	4,111	25,198	16,367

Loss from operations	(4,143)	(3,142)	(16,624)	(9,139)

Decrease in fair value of warrant liability	-	-	-	982
Interest and other income (expense), net	(111)	(26)	(72)	(22)
Net loss before Income Tax	$(4,253)	$(3,168)	$(16,696)	$(8,179)

Benefit (provision) for income taxes	$-	$-	$2,950	-
Consolidated Net Loss	(4,253)	(3,168)	(13,746)	(8,179)

Redeemable preferred stock accretion	1,046	-	3,691	3,513
Net loss applicable to common stockholders	$(5,299)	$(3,168)	$(17,437)	$(11,692)

Basic and diluted net loss per share	$(0.53)	$(0.69)	$(1.89)	$(2.13)
GAAP to Non-GAAP Reconciliations:

Reconciliation of Total revenue:
U.S. GAAP as reported	$5,929	$3,541	$20,877	$15,789
Adjustments:
Deferred revenue adjustment	156	-	1,451	-
As adjusted	$6,085	$3,541	$22,328	$15,789

Reconciliation to non-GAAP net loss:
Net loss	$(4,253)	$(3,168)	$(13,746)	$(8,179)
Stock-based compensation expense	585	228	2,538	1,149
Decrease in fair value of warrant liability	-	-	-	(982)
Preferred stock accretion	-	-	-
Restructuring costs	-	-	-	227
Deferred revenue adjustment	156	-	1,451	-
Acquisition related costs	1,033	-	1,715	-
Amortization on Intangibles	349	-	1,047	-
Impairment of software development costs	340	-	340	-
Benefit for income taxes	-	-	(2,950)	-
Non-GAAP net loss	$(1,790)	$(2,940)	$(9,605)	$(7,785)

Non-GAAP basic and diluted net loss per share	$(0.22)	$(0.64)	$(1.32)	$(2.03)

Weighted average shares outstanding for basic and diluted net loss per share	7,983	4,589	7,277	3,844

SELECTICA, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Audited)

	March 31,	March 31,
	2015	2014

ASSETS
Current assets
Cash and cash equivalents	$13,178	$16,907
Accounts receivable	5,203	3,006
Prepaid expenses and other current assets	1,681	689
Total current assets	20,062	20,602

Property and equipment, net	290	312
Capitalized software	2,258	856
Goodwill	7,702	-
Intangibles, net	6,453	-
Other assets	521	30
Total assets	$37,286	$21,800

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$7,447	$6,949
Accounts payable	1,535	1,371
Accrued payroll and related liabilities	910	648
Other accrued liabilities	1,877	345
Deferred revenue	8,410	5,131
Total current liabilities	20,179	14,444
Long-term deferred revenue	22	618
Convertible note, net of debt discount	2,900	-
Other long-term liabilities	167	-
Total liabilities	23,268	15,062

Redeemable convertible preferred stock	4,895	3,653
Stockholders' equity	9,123	3,085
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$37,286	$21,800

SELECTICA, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Audited)

	Twelve Months Ended
	March 31,	March 31,
	2015	2014

Operating activities
Net loss	$(13,746)	$(8,179)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	1,530	246
Loss on disposition of property and equipment	-	23
Impairment of capitalized software	340	-
Stock-based compensation expense	2,538	1,149
Increase in fair value of warrant liability	-	(982)
Changes in assets and liabilities:
Accounts receivable (net)	421	449
Restricted cash	(34)	-
Prepaid expenses and other current assets	(505)	164
Other assets	(2)	9
Accounts payable	(195)	359
Accrued restructuring costs	-	(232)
Accrued payroll and related liabilities	(421)	(334)
Other accrued liabilities and long term liabilities	158	162
Deferred Tax Liability	(2,989)	-
Deferred revenue	1,270	(2,177)
Net cash used in operating activities	(11,635)	(9,343)

Investing activities
Purchase of property and equipment	(51)	(121)
Capitalized Software	(1,962)	(910)
Purchase of business, net of cash	(4,451)	-
Net cash used in investing activities	(6,464)	(1,031)

Financing activities
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	12,319	14,227
Employee taxes paid in exchange for restricted stock awards forefeited	(578)	(232)
Issuance of common stock under employee stock plan	213	239
Credit facility borrowing, net	498
Credit facility payment	(655)	949
Repayment of note Payable	(277)	-
Issuance of Convertible Note, net	3,000	-
Issuance of cost associated with promissory note	(150)	-
Net cash provided by financing activities	14,370	15,183

Net increase/(decrease) in cash and cash equivalents	(3,729)	4,809
Cash and cash equivalents at beginning of the period	16,907	12,098
Cash and cash equivalents at end of the period	$13,178	$16,907

SELECTICA, INC.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,	March 31,	March 31,	March 31,
	2015	2014	2015	2014

Total revenues	$5,929	$3,541	$20,877	$15,789
Deferred revenue:
End of period	8,432	5,749	8,432	5,749
Beginning of period	8,134	6,091	5,749	7,925
Change in deferred revenue	298	(342)	2,683	(2,176)
Total billings (total revenues plus the change in deferred revenue)	$6,227	$3,199	$23,560	$13,613